Exhibit 10.2

REVOLVING CREDIT NOTE

$2,500,000.00	Allentown, Pennsylvania

December __, 2015

FOR VALUE RECEIVED, MAM SOFTWARE GROUP, INC., a Delaware corporation (the “Borrower”), promises to pay to the order of JP MORGAN CHASE BANK, N.A., a national banking association, its successors and assigns (the “Lender”), the principal sum of TWO MILLION FIVE HUNDRED THOUSAND and NO/100 DOLLARS ($2,500,000.00) (the “Principal Sum”), or so much thereof as has been or may be advanced/readvanced to or for the account of the Borrower pursuant to the terms and conditions of the Credit Agreement (as hereinafter defined) under the Revolving Credit Facility (as that term is defined in the Credit Agreement), together with interest thereon at the rate or rates hereinafter provided, in accordance with the following:

1.           Interest.

Commencing as of the date hereof and continuing until repayment in full of all sums due hereunder, the unpaid Principal Sum shall bear interest at the Applicable Rate (as that term is defined in the Credit Agreement).

2.           Payments and Maturity.

The unpaid Principal Sum, together with interest thereon at the rate or rates provided above, shall be payable as follows:

(a)          Interest only on the unpaid Principal Sum shall be due and payable on each Interest Payment Date (as that term is defined in the Credit Agreement); and

(b)          Unless sooner paid, the unpaid Principal Sum, together with interest accrued and unpaid thereon, shall be due and payable in full on the Revolving Credit Maturity Date (as that term is defined in the Credit Agreement).

The fact that the balance hereunder may be reduced to zero from time to time pursuant to the Credit Agreement will not affect the continuing validity of this Note or the Credit Agreement, and the balance may be increased to the Principal Sum after any such reduction to zero.

3.           Default Interest.

Upon the occurrence of an Event of Default (as hereinafter defined), the unpaid Principal Sum shall bear interest thereafter at the rate provided pursuant to clause (d) of Section 2.06 of the Credit Agreement until such Event of Default is cured.

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4.           Late Charges.

If the Borrower shall fail to make any payment under the terms of this Note within five (5) days after the date such payment is due, the Borrower shall pay to the Lender on demand a late charge equal to five percent (5%) of such payment.

5.           Application and Place of Payments.

All payments, made on account of this Note shall be applied first to the payment of any late charge then due hereunder, second to the payment of accrued and unpaid interest then due hereunder, and the remainder, if any, shall be applied to the unpaid Principal Sum. All payments on account of this Note shall be paid in lawful money of the United States of America in immediately available funds during regular business hours of the Lender at its principal office in New York, New York or at such other times and places as the Lender may at any time and from time to time designate in writing to the Borrower.

6.           Prepayment.

The Borrower may prepay the Principal Sum in whole or in part at any time without premium or penalty.

7.           Credit Agreement and Other Loan Documents.

This Note is a promissory note as described in the Credit Agreement of even date herewith by and between the Borrower and the Lender (as amended, modified, restated, substituted, extended and renewed at any time and from time to time, the “Credit Agreement”). The indebtedness evidenced by this Note is included within the meaning of the term “Obligations” as defined in the Credit Agreement. This Note is one of the “Loan Documents” (as that term is defined in the Credit Agreement). This Note and the Credit Agreement are to be read and construed together to the end they are to be read consistently together. To the extent there may be any inconsistency, the terms of the Credit Agreement shall control.

8.           Security.

This Note is secured as provided in the Credit Agreement.

9.           Events of Default.

Subject to the terms of the Credit Agreement, the occurrence of any one or more of the following events shall constitute an event of default (individually, an “Event of Default” and collectively, the “Events of Default”) under the terms of this Note:

(a)          The failure of the Borrower to pay to the Lender when due any and all amounts payable by the Borrower to the Lender under the terms of this Note; or

(b)          The occurrence of any other “Event of Default” (as that term is defined in the Credit Agreement).

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10.         Remedies.

Subject to the terms of the Credit Agreement, upon the occurrence of an Event of Default and the running of the applicable cure periods, if any, at the option of the Lender, all amounts payable by the Borrower to the Lender under the terms of this Note shall immediately become due and payable by the Borrower to the Lender without notice to the Borrower or any other person, and the Lender shall have all of the rights, powers, and remedies available under the terms of this Note, any of the other Loan Documents and all applicable laws. The Borrower and all endorsers, guarantors, and other parties who may now or in the future be primarily or secondarily liable for the payment of the indebtedness evidenced by this Note hereby severally waive presentment, protest and demand, notice of protest, notice of demand and of dishonor and non-payment of this Note and expressly agree that this Note or any payment hereunder may be extended from time to time without in any way affecting the liability of the Borrower, guarantors and endorsers.

11.         Expenses.

Subject to the terms of the Credit Agreement, the Borrower promises to pay to the Lender on demand by the Lender all costs and expenses incurred by the Lender in connection with the collection and enforcement of this Note, including, without limitation, reasonable attorneys’ fees and expenses and all court costs.

12.         Notices.

Any notice, request, or demand to or upon the Borrower or the Lender shall be deemed to have been properly given or made when delivered in accordance with Section 8.01 of the Credit Agreement.

13.         Miscellaneous.

Subject to the terms of the Credit Agreement, each right, power, and remedy of the Lender as provided for in this Note or any of the other Loan Documents, or now or hereafter existing under any applicable law or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Note or any of the other Loan Documents or now or hereafter existing under any applicable law, and the exercise or beginning of the exercise by the Lender of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Lender of any or all such other rights, powers, or remedies. No failure or delay by the Lender to insist upon the strict performance of any term, condition, covenant, or agreement of this Note or any of the other Loan Documents, or to exercise any right, power, or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant, or agreement or of any such breach, or preclude the Lender from exercising any such right, power, or remedy at a later time or times. By accepting payment after the due date of any amount payable under the terms of this Note, the Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under the terms of this Note or to declare an Event of Default for the failure to effect such prompt payment of any such other amount. No course of dealing or conduct shall be effective to amend, modify, waive, release, or change any provisions of this Note.

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14.         Partial Invalidity.

In the event any provision of this Note (or any part of any provision) is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note; but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had not been contained in this Note, but only to the extent it is invalid, illegal, or unenforceable.

15.         Captions.

The captions herein set forth are for convenience only and shall not be deemed to define, limit, or describe the scope or intent of this Note.

16.         Applicable Law.

The Borrower acknowledges and agrees that this Note shall be governed by the laws of the State of New York, even though for the convenience and at the request of the Borrower, this Note may be executed elsewhere.

17.         Consent to Jurisdiction.

The Borrower irrevocably submits to the jurisdiction of any state or federal court sitting in the State of New York over any suit, action, or proceeding arising out of or relating to this Note or any of the other Loan Documents subject to the terms of Section 8.09 of the Credit Agreement.

18.         Service of Process.

The Borrower irrevocably consents to service of process in accordance with Section 8.09 of the Credit Agreement.

19.         WAIVER OF TRIAL BY JURY.

THE BORROWER AND THE LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE BORROWER AND THE LENDER MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (A) THIS NOTE OR (B) THE LOAN DOCUMENTS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS NOTE.

THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE BORROWER, AND THE BORROWER HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THE BORROWER FURTHER REPRESENTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

[Signature Appears on Following Page]

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BORROWER’S SIGNATURE PAGE TO

REVOLVING CREDIT NOTE

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed under seal by its duly authorized representatives as of the date first written above.

WITNESS OR ATTEST:	MAM SOFTWARE GROUP, INC.

By:__________________________(SEAL)
Name:
Title:

STATE OF ___________, _________ OF __________, TO WIT:

I HEREBY CERTIFY, that on this ____ day of December, 2015, before me, the undersigned Notary Public of said State, personally appeared __________________, who acknowledged himself/herself to be a _____________ of MAM Software Group, Inc., a Delaware corporation, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he/she executed the same for the purposes therein contained as the duly authorized ____________ of said corporation by signing the name of the corporation by himself/herself as _______________.

WITNESS my hand and Notarial Seal.

______________________________
Notary Public

My Commission Expires: